EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-152803 on Form S-8 of our reports dated March 6, 2009, relating to the financial statements and financial statement schedule of Ampco-Pittsburgh Corporation, and the effectiveness of Ampco-Pittsburgh Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ampco-Pittsburgh Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
March 6, 2009